SCHEDULE 14A

                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exhange Act of 1934

Filed by the Registrant  (X)
Filed by a Party other than the Registrant ( )
Check the appropriate box:

( )   Preliminary Proxy Statement
( )   Confidential, for Use of the Commission Only (as permitted by rule 14a-6(e)(2))
(X)   Definitive Proxy Statement
( )   Definitive Additional Materials
( )   Soliciting Material Pursuant to 240.14a-11(c) or
      240.14a-12
              COMMERCIAL NATIONAL FINANCIAL CORPORATION
              -----------------------------------------
           (Name of Registrant as Specified In Its Charter)
                              NONE
                              ----
(Name of Person(s) Filing Statement if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

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           COMMERCIAL NATIONAL FINANCIAL CORPORATION
                      Latrobe, Pennysvania

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         April 18, 2000


TO THE SHAREHOLDERS:

      Notice is hereby given that the annual meeting of shareholders of Commercial National Financial Corporation will be held at its office, 900 Ligonier Street, Latrobe, Pennsylvania, on Tuesday, April 18, 2000 at 2:00 P.M. for the following purposes:

      - Election of five directors each for a term of three years; and

      - Ratification of the appointment of Stokes Kelly & Hinds, LLC as independent auditors for the corporation; and

      - Transaction of such other business as may come properly before the meeting, and any adjournment or postponement thereof.

      Only those shareholders of record as of the close of business on March 17, 2000 shall be entitled to notice of and to vote at the meeting.

      Enclosed are a proxy statement, a form of proxy and an addressed return envelope. Please mark, date, sign and promptly return the proxy in the envelope provided whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your proxy and vote in person. Your prompt response will be appreciated.

                               By Order of the Board of Directors
                               /s/ Wendy S. Schmucker
                               Wendy S. Schmucker, Secretary
March 20, 2000

(All text in the proxy statement is in two-column format except for tables and graphs which occupy the full width of the page.)


           COMMERCIAL NATIONAL FINANCIAL CORPORATION
                      900 Ligonier Street
                  Latrobe, Pennsylvania 15650

            ________________________________________

                        PROXY STATEMENT
             FOR THE ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON April 18, 2000


                            GENERAL

     This proxy statement is provided for the solicitation of proxies by the board of directors of Commercial National Financial Corporation (the corporation), a Pennsylvania business corporation and bank holding company, for use at the annual meeting of shareholders on April 18, 2000 and at any and all adjournments or postponements thereof. This proxy statement and the form of proxy, together with the annual report to shareholders for 1999, are being mailed on March 20, 2000, or as soon thereafter as possible, to all shareholders entitled to vote at the annual meeting.

     The only class of stock of the corporation presently issued and outstanding is common stock. The total number of shares of common stock entitled to vote at the annual meeting is 3,527,568 and only those shareholders of record at the close of business on March 17, 2000 are entitled to vote.

     The shares of stock represented by each proxy properly signed and returned to the corporation prior to the date of the annual meeting, will be voted in the manner set forth in this proxy statement and in accordance with the instructions marked on the proxy enclosed.

     A shareholder who returns a proxy may revoke it at any time before it is voted, by delivering a written notice of revocation to Wendy S. Schmucker, secretary of the corporation, or by executing a later dated proxy and giving written notice thereof to the secretary of the corporation or by voting in person at the meeting after giving written notice to the secretary of the corporation.

     The cost of preparing, printing, and soliciting proxies will be paid by the corporation. In addition to the use of the mails, certain directors, officers and employees of the corporation may solicit proxies personally by telephone. Arrangements will be made with brokerage houses and other custodians, fiduciaries and nominees to forward proxy solicitation materials to the beneficial owners of stock held of record by these persons, and, upon request therefore, the corporation will reimburse them for reasonable forwarding expenses.

At the meeting, the shareholders will
 - act upon the proposal to elect as directors the five persons set forth in this proxy statement each in a class of directors as set forth below in the following pages;
 - ratify the appointment of Stokes Kelly and Hinds, LLC as independent auditors for the corporation; and
 - act upon any other business as may be properly brought before the meeting.

     The board of directors of the corporation recommends the election, as directors, of the five nominees listed in this proxy statement. The five nominees receiving the highest number of votes cast, including votes cast cumulatively, shall be elected directors. For all other purposes, other than election of directors, each share of stock is entitled to one vote.

     Under the bylaws of the corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, shall constitute a quorum. Abstentions will be counted as present for purposes of determining the existence of a quorum. Abstentions and broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the vote on the election of directors or on the outcome of the proposal to ratify the appointment of Stokes Kelly & Hinds, LLC.

                     ELECTION OF DIRECTORS

     The bylaws of the corporation provide that the board of directors shall consist of not less than three directors, and shall be classified into three classes, each class to be elected for a term of three years. The board of directors, within the limits set in the bylaws, may from time to time fix the number of directors and the respective classifications. The number of directors to constitute the entire board has been fixed
by the board of  directors  at  fifteen  with   five  directors
in each of three classes. At the annual meeting, there shall be elected five directors as a class to serve until the annual meeting of shareholders in the year 2003. The proxies intend to vote for the election of the nominees listed on the proxy and in this proxy statement. All of the nominees are now and have been directors of the corporation and of Commercial National Bank of Pennsylvania (the bank).

     Other nominations for director may be made in accordance with procedures set forth in section 9.1 of the bylaws of the corporation which require written notice to the secretary of the corporation of any such nomination at least sixty (60) days prior to the date of any meeting of the shareholders for the election of directors. Such notice shall contain the following information to the extent known by the notifying shareholder:

    -   the name, address, and age of each proposed nominee;
    -   the principal occupation of each proposed nominee;
    - the number of shares of the corporation owned by each proposed nominee;
    - the total number of shares of the corporation that will be voted for each proposed nominee;
    -   the name and address of the notifying shareholder; and
    - the number of shares of common stock of the corporation owned by the notifying shareholder.

Nominations not made within the foregoing procedures may be disregarded by the chairman at the annual shareholders' meeting.

     Each nominee has consented to be named and to serve as a director, if elected. If any nominee becomes unable to serve as a director, the proxies named in the proxy will vote for a substitute nominee selected and recommended by the board of directors of the corporation.

     The names and ages of the nominees, and the year each nominee began continuous service as a director of the corporation, together with the principal occupation of each at present and for at least the previous five years, are as follows:

                             AGE; PRINCIPAL OCCUPATION
                                      FOR THE                 TERM   DIRECTOR
        NAME                      PAST FIVE YEARS            EXPIRES   SINCE
        ----                  ------------------------       -------  -------
Gregg E. Hunter(1)       41, vice chairman and chief          2003     1995
                         financial officer of the corporation
                         and the bank (1995 - present);
                         vice president/chief financial
                         officer of the bank (1994 - 1995)

Joedda M. Sampson        47, president and principal owner    2003     1999
                         Allegheny City Restorations, Inc.
                         a development corporation engaged in
                         restoring and developing historic
                         properties and operating business
                         entities that occupy them

Debra L. Spatola         43, president                        2003     1997
                         Laurel Valley Foods, Inc.

Louis A. Steiner(2)      69, chairman of the board of the     2003     1990
                         corporation and the bank (1997 -
                         present); chairman of the board
                         and chief executive officer of the
                         corporation and the bank (1990 - 1997)

George V. Welty          53, attorney, partner                2003     1997
                         Flickinger and Welty

No nominee is a director of any company, other than the corporation, which is required to file reports with the Securities and Exchange Commission.

[FN]

(1) Gregg E. Hunter, director and nominee, is the son of Dorothy
    S. Hunter, director; nephew of Louis A. Steiner, director and nominee; and cousin of Louis T. Steiner, director.

(2) Louis A. Steiner, director and nominee, is the brother of Dorothy S. Hunter, director; father of Louis T. Steiner, director; and uncle of Gregg E. Hunter, director and nominee.

                      CONTINUING DIRECTORS

     The remaining ten directors, named below, will continue to serve in their respective classes. The following table, based in part on information received from the respective directors and in part on the records of the corporation, sets forth information regarding each continuing director as of February 18, 2000.

                             AGE; PRINCIPAL OCCUPATION
                                      FOR THE                 TERM    DIRECTOR
        NAME                      PAST FIVE YEARS            EXPIRES   SINCE
        ----                      ---------------            -------  ------

John T. Babilya               40, president, chief executive  2001      1999
                              officer and co-owner of
                              Arc-Weld, Inc., a precision
                              custom manufacturing firm
                              servicing steel, drilling,
                              coal, glass, electrical and
                              geo-environmental industries

George A. Conti, Jr.          61, attorney at law             2001      1996

Frank E. Jobe                 78, retired, former             2001      1990
                              executive vice president
                              of the bank

Roy M. Landers                71, retired, former             2001      1990
                              executive vice president
                              R & L Development Company,
                              land development

C. Edward Wible               54, certified public accountant 2001      1995
                              Horner, Wible & Associates,
                              Certified Public Accountants

Richmond H. Ferguson          68, attorney at law             2002      1990

Dorothy S. Hunter(3)          75, vice president              2002      1990
                              Latrobe Foundry Machine &
                              Supply Company

John C. McClatchey            62, chief executive officer     2002      1990
                              JCM Industries, manufacturer
                              of hardwood lumber and pallets

Joseph A. Mosso               68, retire, former president    2002      1990
                              Mosso's Parmacy, Inc.

Louis T. Steiner(4)           38, vice chairman, president    2002      1995
                              and chief executive officer of
                              the corporation and the bank
                              (1998 - present); vice chairman
                              and chief executive officer of
                              the corporation and the bank
                              (1997 - 1998); vice chairman of
                              the corporation and the bank
                              (1995 - 1997)

(3) Dorothy S. Hunter, director, is the sister of Louis A. Steiner, director and nominee; mother of Gregg E. Hunter, director and nominee; and aunt of Louis T. Steiner, director.

(4) Louis T. Steiner, director is the son of Louis A. Steiner, director and nominee; nephew of Dorothy S. Hunter, director;
    and cousin of Gregg E. Hunter, director and nominee.



              BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth, as of February 18, 2000, the name and address of each person who owns of record, or who is known by the board of directors, to be the beneficial owner of more than five percent of the outstanding common stock, the number of shares beneficially owned by such person, and the percentage of the outstanding common stock so owned.


                                                     Percent of
                                                     Outstanding
                             Amount and Nature       Common Stock
Name and Address of           of Beneficial          Beneficially
 Beneficial Owner                Ownership(1)(2)        Owned
 ----------------               -----------          ------------
Louis A. Steiner                 596,490 (3)           16.57%
R. D. 2, Box 197
Ligonier, PA 15658

Dorothy S. Hunter                183,000 (4)            5.08%
P. O. Box 28
Latrobe, PA 15650


Gregg E. Hunter                  210,180 (5)            5.84%
P. O. Box 3
Latrobe, PA 15650

George A. Conti, Jr.             228,600 (6)            6.35%
101 North Main Street
Greensburg, PA 15601

[FN]
(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after February 18, 2000. Beneficial ownershipmay be disclaimed as to certain of the securities.

(2) Information published by the directors and the corporation.

(3) Includes 223,830 shares held directly by Mr. Steiner; 900 shares held by his spouse, Barbara J. Steiner; 240,000 shares held by Latrobe Foundry Machine & Supply Company and 131,760 shares held by Ridge Properties, Inc. Louis A. Steiner is the president of each company.

(4) Includes 3,000 shares held directly by Mrs. Hunter and 180,000 shares held as co-trustee, The Hunter Stock Trust, with shared voting and investment power.

(5) Includes 30,180 shares held directly by Mr. Hunter and 180,000 shares held as co-trustee, The Hunter Stock Trust, with shared voting and investment power.

(6) Includes 3,000 shares held in street name by Mr. Conti; 600 shares held as co-trustee of the Conti Trust, with shared voting and investment power; 79,260 shares held as trustee of the Corazzi Trust; and 145,740 shares held as trustee of the Iorio Trust, each with sole voting and investment power.

    BENEFICIAL OWNERSHIP BY OFFICERS, DIRECTORS AND NOMINEES

     The following table sets forth as of February 18, 2000, the amount and percentage of the common stock beneficially owned by each director, nominee, named executive officer, and all executive officers and directors of the corporation as a group.

         Name of               Amount and Nature
      Individual or              of Beneficial       Percent
    Identity of Group          Ownership (1) (2)    of Class
    -----------------          -----------------    --------
John T. Babilya                      2,503              .07%
George A. Conti, Jr.               228,600(3)          6.35%
Richmond H. Ferguson                 5,820              .16%
Dorothy S. Hunter                  183,000(4)          5.08%
Gregg E. Hunter                    210,180(5)          5.84%
Frank E. Jobe                       30,300              .84%
Roy M. Landers                      37,700             1.05%
John C. McClatchey                   3,000              .08%
Joseph A. Mosso                     24,240              .67%
Joedda M. Sampson                    1,000              .03%
Debra L. Spatola                     1,200              .03%
Louis A. Steiner                   596,490(6)         16.57%
Louis T. Steiner                    21,432              .60%
George V. Welty                      2,680              .07%
C. Edward Wible                      2,000              .06%
All executive officers and
  directors as a group
(15 directors, 4 officers,
  16 persons in total)           1,170,205            32.51%


[FN]
(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after February 20, 1999. Beneficial ownership may be disclaimed as to certain of the securities.

(2)  Information furnished by the directors and the corporation.

(3) Includes 3,000 shares held in street name by Mr. Conti; 600 shares held as co-trustee of the Conti Trust, with shared voting and investment power; 79,260 shares held as trustee of the Corazzi Trust; and 145,740 shares held as trustee of the Iorio Trust, each with sole voting and investment power.

(4) Includes 3,000 shares held directly by Mrs. Hunter and 180,000 shares held as co-trustee, The Hunter Stock Trust, with shared voting and investment power.

(5) Includes 30,180 shares held directly by Mr. Hunter and 180,000 shares held as co-trustee, The Hunter Stock Trust, with shared voting and investment power.

(6) Includes 223,830 shares held directly by Mr. Steiner; 900 shares held by his spouse, Barbara J. Steiner; 240,000 shares held by Latrobe Foundry Machine & Supply Company and 131,760 shares held by Ridge Properties, Inc. Louis A. Steiner is the president of each company.

                CUMULATIVE VOTING FOR DIRECTORS

     The Articles of Incorporation of the corporation provide that cumulative voting rights shall exist with respect to the election of directors. Each shareholder entitled to vote shall have the right to vote the number of shares owned, for as many persons as there are directors to be elected in each class, or to cumulate such shares and give one nominee the whole number of such votes, or distribute the votes among any two or more nominees in each class. For all other purposes, each share is entitled to one vote. Management of the corporation reserves the right to instruct the proxy holders to vote cumulatively.

               DIRECTORS' MEETINGS AND COMMITTEES

     It is the policy of the corporation that the directors of the corporation also serve as the directors of the bank. During
1999 the board of the corporation met six times and the board of the bank met 13 times.

     The board of the corporation has an audit committee which consists of the same persons who serve on the audit committee of the bank. The audit committee of the corporation met during 1999 at the same times and performed the same functions as the audit committee of the bank described below. The corporation does not have a nominating committee. The function of a nominating committee is performed by the full board.

     The corporation has an executive compensation committee whose functions are described below in the executive compensation report. In 1999 the committee met two times.

              COMMITTEES OF THE BOARD OF THE BANK

     The bylaws of the bank provide for an audit committee, executive committee, asset quality committee and trust and trust investment committee. The bank does not have a nominating committee. That function is performed by the full board. The bank does not have a compensation committee. That function is performed by the executive compensation committee of the corporation.

     The audit committee currently consists of George A. Conti, Jr., Debra L. Spatola and C. Edward Wible, all directors, appointed by the board. The committee meets quarterly, or more often as needed, with the internal auditor and staff to monitor and review bank compliance with regulations and internal policies and procedures and provides direct liason with the audit department and the board of directors. The trust audit committee reviews all controls and procedures of the trust division and the committees of the trust division. The committee meets with the bank's independent auditors as it deems necessary not less often than annually. During 1999 the committee held four meetings.

     The executive committee consists of the chairman, Louis A. Steiner; the vice chairman, president and chief executive officer, Louis T. Steiner; and the vice chairman and chief financial officer, Gregg E. Hunter; together with directors Dorothy S. Hunter, Roy M. Landers, John C. McClatchey and Joseph A. Mosso. The committee meets monthly to review long- and short-term operating plans for the bank and related matters and prepare recommendations for appropriate board consideration and action. During 1999 the committee held
12 meetings.

     The asset quality committee consists of the chairman, Louis A. Steiner; the vice chairman, president and chief executive officer, Louis T. Steiner; and the vice chairman and chief financial officer, Gregg E. Hunter; together with directors John T. Babilya, Richmond H. Ferguson, Frank E. Jobe and Joedda M. Sampson. The committee meets quarterly to monitor loan and securities investments to assure conformance with internal policy and all applicable governmental regulations. During 1999 the committee held four meetings.

     The trust committee and trust investment committee, each consists of not less than five members appointed by the chairman of the board. The members of each committee are chairman, Louis A. Steiner; vice chairman, president and chief executive officer, Louis T. Steiner; and directors Frank E. Jobe and George V. Welty; together with Barry W. Morris and Edward J.
Smith, advisory committee members. Each committee meets monthly, concurrently, to monitor and review all activities and functions of the trust division. During 1999 the committees held 11 meetings.

                     ATTENDANCE AT MEETINGS

     During 1999 all directors attended at least 75 percent of the combined total of meetings of the board of directors and each committee of which they were a member.



                   COMPENSATION OF DIRECTORS

     Directors of the corporation and the bank are paid a fee of $500 for attendance at meetings of the board of directors of the corporation and the bank, and in addition, directors who are not also officers of the bank are paid $190 for attendance at monthly meetings and $270 for attendance at quarterly meetings of the committees of the bank.

                 EXECUTIVE COMPENSATION REPORT

To Our Shareholders:

     Compensation for the executives of the corporation and its wholly-owned subsidiary, the bank, is set and paid at the bank level. The executive compensation committee had the responsibility and authority to establish executive compensation for 1999.

     The executive compensation committee is composed of three independent non-employee directors, none of whom are former officers of the corporation or the bank. The committee is responsible for setting executive officer salaries and authorizing executive participation in the employee incentive programs. The following report describes the actions of the committee regarding the compensation paid to the executive officers by the bank during 1999. No compensation was paid by the corporation to its executive officers.

     The bank's executive salary structure is based upon independent banking industry surveys which focus on banks similar in size, scope and geographic region to the bank. In addition, the relative value of each management position to every other management position is determined by the human resources department. Using this data, a base salary, midpoint and range is established for each position. The midpoint serves as a base salary target for executives performing their jobs competently. In general, the bank's base salary midpoints are above the median of relevant competitive institutions. Salary increases are based on individual performance and actual salary level relative to the midpoint of the incumbent's salary range.

     Salary decisions are based on performance criteria which include the corporation's earnings over the previous five-year period and the executive's success in managing risk, optimizing income, controlling operating costs, improving service quality, developing management leadership and strengthening the institution's competitive position. The committee also considers the extent to which such goals as after-tax income as a percentage of average total assets, annual total asset growth, and the capital ratios were met.

     1999 was a transition year for the bank's incentive program. Two plans were in effect during 1999. The first plan, combining management incentive compensation and performance pay, was in effect from January 1, 1999, through June 30, 1999. Effective July 1, 1999, that plan was replaced by by job-specific variable compensation plans. The incentive plan for key executives as developed to provide a more direct link between bank performance and a variable compensation opportunity for eligible participants if the bank meets or exceeds key financial measures.

     After-tax return on average assets and a after-tax net earnings increase targets for the plan year. Thresholds of performance must be met or exceeded before payouts occur from the plan. Payout cycles occur on both quarterly and annual cycles. Payouts, if earned, will be as a percentage of overall base salary earned either during a quarter or during the year - up to 20 percent quarterly and up to 8 percent annually.

     Executives also participate in the corporation's employee profit sharing plan described elsewhere in the proxy statement.

     On December 8, 1998, the committee set the 1999 compensation for Louis A. Steiner, chairman; and Louis T. Steiner, vice chairman, president and chief executive officer, as shown in this proxy statement.

     The compensation reported consists of base salaries and other compensation paid in 1999 and annual bonuses and profit sharing earned in 1999 as determined by the bank's 1999 performance.

                               EXECUTIVE COMPENSATION COMMITTEE

                                             Roy M. Landers
                                             John C. McClatchey
                                             Joseph A. Mosso

                EXECUTIVE OFFICERS' COMPENSATION

     The corporation has not paid compensation of any kind to any officer of the corporation. All compensation was paid by the bank, a subsidiary of the corporation.

     The following table sets forth certain information regarding compensation received by the chief executive officer during 1999 and the remaining executive officers of the corporation whose total annual salary and bonus exceeded $100,000 for the period indicated.

                   SUMMARY COMPENSATION TABLE

                      Annual Compensation
Name And                           Annual               Profit
Principal Position       Year      Salary     Bonus     Sharing
------------------       ----      ------     -----     -------
LOUIS A. STEINER

chairman of the board    1999     114,212    16,873     18,502
of directors of the
corporation and bank     1998     109,412     6,403     17,306

                         1997     118,524     5,962     18,642


LOUIS T. STEINER

vice chairman,           1999     121,526    17,882     19,981
president and chief
executive officer of     1998     114,095     6,496     17,775
the corporation and
bank                     1997      73,555     4,403     11,634


GREGG E. HUNTER

vice chairman and        1999     103,036    15,328     16,759
chief financial officer
of the corporation       1998      96,779     5,915     15,169
and bank
                         1997      74,850     4,347     11,835



                       PERFORMANCE GRAPH


(Graphic material has been omitted from this section. The information is being presented in tabular form.)

      The following graph compares the corporation's cumulative total shareholder returns with the performance of the Nasdaq
Stock Market Index (U.S. Companies) and with the Nasdaq Bank
Stocks Index.


         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
DATE            CNAF         NASDAQ U.S. CO.         NASDAQ BANKS
1994            100.00       100.00                  100.00
1995            116.03       141.32                  149.02
1996            210.98       173.87                  196.75
1997            218.01       213.05                  329.42
1998            243.93       300.22                  327.15
1999            232.95       542.37                  314.45


[FN]
      Assumes that the value of the investment in CNFC Common
Stock and each index was $100 on December 31, 1994 and that all dividends were reinvested.

                      PROFIT SHARING PLAN

     The Employee Profit Sharing Retirement Plan (the plan) of the bank was created in 1977 and restated in 1984. The plan covers all employees who are employed for at least 1,000 hours per year beginning on the first day of the month after completing one year of service with the bank. The amount to be contributed is determined by the board of directors of the bank and is a percentage of the net profits of the bank. The total amount of the annual contribution cannot exceed fifteen percent of the total eligible compensation paid by the bank to all participating employees. There are no contributions made by the participating employees.

     The plan provides for the determination of an account for each participating employee with notice of the amount in that account to be given to the participating employee annually. Distributions under the plan can be made to participating employees upon retirement (either normal or early retirement as defined in the plan), at death or disability of the participating employee or upon severing employment if either partially or fully vested.

     The plan provides for percentage vesting of 20 percent for the first full three years of service increasing annually thereafter 100 percent vesting after seven full years of participation. The plan provides rules in the event it becomes top-heavy. The funds contributed into the plan by the bank will be administered and invested by and under the discretion of the trustees (not less than three) who are appointed by the directors of the bank.

     It is not possible to determine the extent of the benefits which any participant may be entitled to receive under the plan on the date of termination of employment, since the amount of such benefits will be dependent, among other things, upon the future earnings of the bank, the future compensation of the participants and the future earnings under the plan.

 TRANSACTIONS WITH DIRECTORS, NOMINEES, OFFICERS AND ASSOCIATES

     In the ordinary course of its banking business, the bank has and anticipates that it will continue to have transactions with certain directors and officers of the corporation and the bank and their associates.

     To the extent such transactions consisted of extensions of credit of any material amount, they have been made in the ordinary course of the bank's business on substantially the same terms including interest charged and collateral required as those prevailing at the time for comparable transactions with other customers of the bank and do not involve more than the normal risk of collectibility or present other unfavorable features.

                            AUDITORS

     Stokes Kelly & Hinds, LLC, was selected as the independent auditors for the corporation for the fiscal year ending December 31, 1999, and was last elected by the shareholders of the corporation at the annual meeting held on April 20, 1999. Stokes Kelly & Hinds, LLC and its predecessor has certified the corporation's financial statements for the fiscal year ended December 31, 1990, and all fiscal years subsequent thereto.

     The board of directors of the corporation at a meeting held November 16, 1999 selected Stokes Kelly & Hinds, LLC as the independent auditors for the corporation for 2000. A resolution will be presented at the annual meeting for the ratification by the shareholders of the appointment of Stokes Kelly & Hinds, LLC as the independent auditors for the corporation. The board of directors recommends the shareholders vote in favor of the resolution. The accounting fees are paid by the corporation to independent auditors and represent payment for auditing services only.

     The auditors render no other type of service to the corporation or the bank, and no service to any director or principal officer of the corporation or the bank. There is no agreement to place any limit on current or future auditors' fees.

     A representative of Stokes Kelly & Hinds, LLC will be present at the annual meeting of shareholders with the opportunity to make statements and to respond to appropriate questions from shareholders.

             SHAREHOLDER PROPOSALS - ANNUAL MEETING

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the corporation's proxy material for its annual meeting of shareholders in the year 2001, must deliver such proposal in writing to the chairman of the board of Commercial National Financial Corporation at the office of the corporation, 900 Ligonier Street, Latrobe, Pennsylvania 15650, not later than November 30, 2000.

                         OTHER MATTERS

     The board of directors and the principal officers of the corporation do not intend to present to the meeting any business other than as set forth in the notice of annual meeting and this proxy statement. The corporation knows of no other business to be presented for action at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, the proxy holders intend to vote shares in accordance with recommendations of the board of directors of the corporation.

                                   By Order of the Board of Directors

                                   /s/ Wendy S. Schmucker

                                   Wendy S. Schmucker, Secretary

(The following proxy has been modified for electronic filing purposes.)

            COMMERCIAL NATIONAL FINANCIAL CORPORATION
       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned appoints George A. Conti Jr., Debra L. Spatola and C. Edward Wible and each of them, as true and lawful proxies, with full power of substitution, to vote and act for the undersigned at the annual meeting of shareholders of the COMMERCIAL NATIONAL FINANCIAL CORPORATION to be held at 900 Ligonier Street, Latrobe, Pennsylvania, on April 18, 2000 at 2:00 P.M., and at any adjournment thereof, as fully as the undersigned could vote and act if personally present on the matters set forth on this proxy, and, in their discretion on such other matters as may properly come before the meeting.

              PLEASE SIGN AND RETURN THE PROXY CARD
              PROMPTLY USING THE ENCLOSED ENVELOPE.


                                             -----------, 2000

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                                             Shareholders date
                                             and sign here
                                             exactly as name is
                                             printed.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ON ALL
                                                     ---
       MATTERS UNLESS THE UNDERSIGNED SPECIFIES OTHERWISE.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL ITEMS.
                                              ---
                                                   FOR   WITHHELD
1.  Elect Gregg E. Hunter, Joedda M. Sampson,      (  )     (  )
    Debra L. Spatola, Louis A. Steiner and
    George V. Welty, as directors, in a class for a term expiring at the annual meeting year 2003, EXCEPT VOTE WITHELD FROM FOLLOWING
    NOMINEES:

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2.  Ratify the appointment of Stokes         FOR  AGAINST ABSTAIN
    Kelly & Hinds, LLC as independent        (  )   (  )    (  )
    auditors for the corporation.